Investor Relations
John Wright
Director, Investor Relations
(952) 887-8865, invest@toro.com

Media Relations
Branden Happel
Manager, Public Relations
(952) 887-8930, pr@toro.com
www.thetorocompany.com

For Immediate Release

TORO REVISES EARNINGS OUTLOOK

Weak Economic Conditions, Late Spring and a Reduction of Channel Inventory Dampen Results

BLOOMINGTON, Minn. (May 2, 2008) – The Toro Company (NYSE: TTC) said today that it now expects net earnings per share for its fiscal second quarter ending May 2, 2008 to range from $1.55 to $1.60 compared to its previous guidance for the period of $1.87 to $1.93. In the comparable fiscal 2007 period, the company reported net earnings per share of $1.77.

Weak economic conditions, a late-arriving spring in much of the country, and cautious ordering by the company’s domestic customers has resulted in lower than expected domestic shipments.  “We are disappointed in having to reduce our earnings outlook, but we believe these market conditions will persist for the remainder of the year.  We continue to take prudent actions to manage through these challenging times by addressing spending, production adjustments and working capital management,” said Michael J. Hoffman, Toro’s chairman and chief executive officer.

For the fiscal year ending October 31, 2008, the company said it now expects net earnings per share to be even to down 5 percent from the previous fiscal year’s $3.40, on approximately flat revenues. Toro will release second quarter earnings on May 22, 2008 and will discuss its results in greater detail at that time.

The Toro Company is a leading worldwide provider of outdoor maintenance and beautification products for home, recreation and commercial landscapes.

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2—Toro Adjusts Earnings Outlook

Safe Harbor
Statements made in this news release, which are forward-looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. These uncertainties include factors that affect all businesses operating in a global market as well as matters specific to Toro. Particular risks and uncertainties that may affect the company’s operating results or overall financial position at the present include: slow growth rates in global and domestic economies, resulting in rising unemployment and weakened consumer confidence; the threat of further terrorist acts and war, which may result in contraction of the U.S. and worldwide economies; fluctuations in the cost and availability of raw materials, including steel, resins and other commodities; rising fuel and other costs of transportation; the impact of abnormal weather patterns and natural disasters; the level of growth in our markets, including the golf market; reduced government spending for grounds maintenance equipment due to reduced tax revenue and tighter government budgets; dependence on The Home Depot as a customer for the residential segment; elimination of shelf space for our products at retailers; inventory adjustments or changes in purchasing patterns by our customers; market acceptance of existing and new products; increased competition; our ability to achieve the goals for our current three-year growth, profit and asset management initiative called “GrowLean” which is intended to improve our revenue growth, after-tax return on sales and working capital efficiency; our increased dependence on international sales and the risks attendant to international operations; interest rates and currency movements including, in particular, our exposure to foreign currency risk; our relationships with our distribution channel partners, including the financial viability of distributors and dealers; our ability to successfully achieve our plans for and integrate acquisitions and manage alliances; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; unforeseen product quality problems in the development, production and usage of new and existing products; loss of or changes in executive management or key employees; ability of management to manage around unplanned events; our reliance on our intellectual property rights and the absence of infringement of the intellectual property rights of others;  the occurrence of litigation or claims, including the previously disclosed pending litigation against the company and other defendants that challenges the horsepower ratings of lawnmowers, of which the company is currently unable to assess whether the litigation would have a material adverse effect on the company’s consolidated operating results or financial condition, although an adverse result might be material to operating results in a particular reporting period.  In addition to the factors set forth in this paragraph, market, economic, financial, competitive, weather, production and other factors identified in Toro's quarterly and annual reports filed with the Securities and Exchange Commission, could affect the forward-looking statements in this press release. Toro undertakes no obligation to update forward-looking statements made in this release to reflect events or circumstances after the date of this statement.

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